Presentation to the Ad Hoc Group October 2020 Exhibit 99.1

Safe Harbor Statement While the information contained in this presentation is provided in good faith, neither CBL & Associates Properties Inc. (together with its subsidiaries and affiliates, “CBL”, of the “Company”) nor any of its advisers, representatives, officers, agents or employees makes any representation, warranty or undertaking, express or implied, with respect to this presentation and no responsibility or liability is accepted by any of them as to the accuracy, completeness or reasonableness of this presentation. The information contained in this presentation is as of the date hereof, and CBL and any of its affiliates each expressly disclaim any obligation to update the information herein presented or to correct any inaccuracies in this presentation that may become apparent. You should conduct your own investigation into any information contained in this presentation. The information included herein contains "forward-looking statements" within the meaning of section 27a of the securities act of 1933, as amended, and section 21e of the securities exchange act of 1934. All statements, other than statements of historical facts, included or incorporated by reference in this presentation that address ongoing or projected activities, events or trends that the company expects, believes, anticipates or assumes will or may occur in the future, including such matters as future operating results, capital expenditures, development or redevelopment projects, distributions, financings or refinancings, acquisitions or dispositions (including the timing, amount and nature thereof), tenant leasing, performance and results of operations, trends of the real estate industry or markets generally, and company business strategies and other matters of such nature are forward-looking statements. Such statements are based on expectations, beliefs, anticipations or assumptions which may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Prospective investors are cautioned that any such statements or projections are not guarantees of future performance and that future events and actual events, financial and otherwise, may differ materially from the events and results discussed in forward-looking statements or projections. The company has no obligation, and makes no undertaking, to publicly update or revise any forward-looking statements or projections.  The reader is directed to the company's various filings with the securities and exchange commission, including without limitation the company's most recent earnings release and supplemental financial schedules filed on form 8-k,  the company's annual report on form 10-k and quarterly report on form 10-q and the "management's discussion and analysis of financial condition and results of operations" included therein, for a discussion of such risks and uncertainties.

Safe Harbor Statement This presentation is for informational purposes only, does not constitute, and shall not be interpreted as an offer, the solicitation of an offer or sale, or as the basis of a contract, and should not be construed as financial, legal, tax, accounting, investment or other advice or a recommendation with respect to any investment. This presentation shall not be taken as any form of commitment on the part of CBL to proceed with any transaction and is not intended to be relied upon as the basis for an investment decision in any securities issued by CBL or any other security. Securities may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an exemption from such registration. You agree that you are not entitled to, and will not, rely on the accuracy or completeness of this presentation, and that you will only be entitled to rely on such representations and warranties as may be included in any definitive agreement with respect to a transaction, when, as and if executed and delivered, and subject to such limitations and restrictions as may be contained therein. This presentation includes certain non-GAAP financial measures, which should be considered only as supplemental to, and not as superior to, financial measures prepared in accordance with GAAP. This presentation and any other information to be supplied is being delivered to you for informational purposes only and upon the express understanding that you will keep confidential the information contained herein or sent herewith or made available in connection with further inquiries pursuant to the terms of the Non-Disclosure Agreement that the recipient of this presentation and the information supplied herein has executed with CBL prior to the receipt hereof and nothing contained herein shall supersede or limit the provisions of the Non-Disclosure Agreement. NOTE: This presentation includes financial forecasts with respect to certain metrics of CBL. These projections have not been prepared in accordance with GAAP and should not be relied upon as being indicative of future results. The assumptions and estimates underlying these forecasts are inherently uncertain, are subject to a number of risks, including those referred to herein, and are subject to change. These projections speak only as of the date of this presentation and CBL has no obligation, and makes no undertaking, to update the projections.

Risk Factors The current pandemic of the novel coronavirus, or COVID-19 has, and could continue to, materially and adversely impact or disrupt our financial condition, results of operations, cash flows and performance, as could any future outbreak of another highly infectious or contagious disease. Since being reported in December 2019, COVID-19 has spread globally, including to every state in the United States. On March 11, 2020, the World Health Organization declared COVID-19 a pandemic, and on March 13, 2020, the United States declared a national emergency with respect to COVID-19. The COVID-19 pandemic has had, and may continue to have, repercussions across regional and global economies and financial markets. The outbreak of COVID-19 in many countries, including the United States, has significantly adversely impacted global economic activity and has contributed to significant volatility and negative pressure in financial markets. The global impact of the outbreak has been rapidly evolving and, as cases of COVID-19 have continued to be identified in additional countries, many - including the United States - have reacted by instituting quarantines, mandating business and school closures and restricting travel. Certain states and cities, including where we own properties and where our corporate headquarters is located, have also reacted by instituting quarantines, restrictions on travel, “shelter-in-place” rules, restrictions on types of business that may continue to operate, and/or restrictions on the types of construction projects that may continue. The Company cannot predict if additional states and cities will implement similar restrictions or when restrictions currently in place will be lifted . As a result, the COVID-19 pandemic is negatively impacting almost every industry directly or indirectly, including the retail industry in which the Company and our tenants operate. A majority of our tenants have announced temporary closures or other limits on the operations of their stores and requested rent deferral or rent abatement during this pandemic or have failed to pay rent. In addition, state, local or industry-initiated efforts, such as tenant rent freezes, or governmental or court-imposed delays in the processing of landlord initiated commercial eviction and collection actions in various jurisdictions in light of the COVID-19 pandemic, may also affect our ability to collect rent or enforce remedies for the failure to pay rent. We believe our tenants do not have a contractual right to cease paying rent due to government-mandated closures and we intend to enforce our rights under our lease agreements. However, COVID-19 and the related governmental orders present fairly novel situations for which the ultimate legal outcome cannot be assured, and it is possible future governmental action could impact our rights under the lease agreements. The extent of tenant requests and actions, and the resulting impact to the Company’s results of operations and cash flows, is uncertain and cannot be predicted.

Risk Factors In addition, in response to an executive order issued by state and local authorities, most of our employees based at our headquarters are currently working remotely. The effects of the executive order, including an extended period of remote work arrangements, could strain our business continuity plans, introduce operational risk, including but not limited to cybersecurity risks, and impair our ability to manage our business. The COVID-19 pandemic, or a future pandemic, could also have further material and adverse effects on our ability to successfully operate and on our financial condition, results of operations and cash flows due to, among other factors: a complete or partial closure of, or other operational issues at, one or more of our properties resulting from government or tenant action; the reduced economic activity severely impacts our tenants' businesses, financial condition and liquidity and may cause one or more of our tenants to be unable to meet their obligations to us in full, or at all, or to otherwise seek modifications of such obligations; the reduced economic activity, as well as any lasting reduction in consumer activity at brick-and-mortar commercial establishments due to changed habits in response to the prolonged existence and threat of the COVID-19 pandemic, could result in a prolonged recession and could negatively impact consumer discretionary spending; difficulty accessing debt and equity capital on attractive terms, or at all, impacts to our credit ratings, and a severe disruption and instability in the global financial markets or deteriorations in credit and financing conditions may affect our access to capital necessary to fund business operations or address maturing liabilities on a timely basis and our tenants' ability to fund their business operations and meet their obligations to us; permitting, inspections and reviews by jurisdictional planning commissions and authorities is also likely to be delayed or postponed which could materially impact the timeline and budgets for completing redevelopments; projects in our redevelopment pipeline may not be pursued or may be completed later or with higher costs than anticipated, potentially causing a loss that exceeds our investment in the project; the financial impact of the COVID-19 pandemic could negatively impact our future compliance with financial covenants of our credit facility, indentures and other recourse and non-recourse debt agreements and result in a default and potentially an acceleration of indebtedness, which non-compliance could negatively impact our ability to make additional borrowings under our revolving credit facility and pay dividends;

Risk Factors any impairment in value of our tangible assets and intangible lease assets that could be recorded as a result of weaker economic conditions; a deterioration in our or our tenants' ability to operate in affected areas or delays in the supply of products or services to us or our tenants from vendors that are needed for our or our tenants' efficient operations could adversely affect our operations and those of our tenants; the ability to renew leases or re-lease vacant spaces on favorable terms, or at all; and the potential negative impact on the health of our personnel, particularly if a significant number of them are impacted, could result in a deterioration in our ability to ensure business continuity during this disruption. The extent to which the COVID-19 pandemic impacts our operations and those of our tenants will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, among others. Additional closures by our tenants of their stores and early terminations by our tenants of their leases could further reduce our cash flows, which could impact our ability to resume paying dividends to our stockholders at any point in the future. The extent to which the COVID-19 pandemic impacts our operations and those of our tenants will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, among others. Additional closures by our tenants of their stores and early terminations by our tenants of their leases could further reduce our cash flows, which could impact our ability to resume paying dividends to our stockholders at any point in the future. The rapid development and fluidity of this situation precludes any prediction as to the full adverse impact of the COVID-19 pandemic. T he COVID-19 pandemic presents material uncertainty and risk with respect to our financial condition, results of operations, cash flows and performance. Please see CBL’s filings with the SEC for additional risk factors.

CBL Business Update

Operational Update COVID-19 Portfolio and Tenant Impact: The majority of the properties in the CBL portfolio closed during the month of March 2020 as a result of government-mandated orders. CBL believes it fully preserved its lease rights by closing locations when governmentally mandated and notified the majority of national tenants that did not pay April rents that they were in default of their lease obligations. The majority of CBL’s properties re-opened by June including two properties for curbside or exterior only. All properties are open today. The majority of CBL’s tenants requested deferral of rent or in certain instances, abatement of rents due. Given that stores were closed for roughly 6-8 weeks and sales recovery has been gradual, CBL has worked with many of its tenants on partial rent deferral or relief. As of June 30, 2020, CBL had receivables of approximately $9 million related to rents that had been deferred and had granted abatements of approximately $2 million. As of early August and based on agreements that had been executed or were in active negotiation at that time, CBL estimated that it would defer approximately $17 million, at CBL’s share, in rents that were billed for the months of April, May and June.

Rent Collection CBL’s collection rate has increased dramatically as properties reopen (amounts below are as paid, and do not reflect any adjustment for prepaid or application of past due rent): As CBL has completed negotiations with retailers, past due rent has been paid, increasing the rent collection percentage for prior months. We expect this trend to continue. After applying these past due rents and adjusting for any prepaid rents the collection rate is as follows as of October 1, 2020: April May June July August September 75% 67% 68% 65% 73% 58% April May June July August September 27% 33% 65% 90% 95% 106%

Tenant Update COVID-19 Portfolio and Tenant Impact: Though early August, more than twelve national tenants had declared bankruptcy, including major CBL tenants. As of June 30, 2020, J.C. Penney and Ascena Retail Group, Inc. represented $18.5 million in gross annual revenue and comprised over 6 million square feet. Ascena has announced plans to close the Catherine’s and Justice divisions, which represents approximately 55 of CBL’s 108 stores. The remaining tenants in bankruptcy represented more than $22 million in gross annual revenue as of June 30, 2020, and comprised 1.1 million square feet including Chuck E. Cheese, Pier 1 Imports, Tailored Brands, Inc., Stage Stores, Inc., New York & Co., and GNC. While each situation remains fluid, the majority of these have announced some store closures but a number are expected to reorganize and continue to operate. Theaters continue to struggle as major movie releases have been delayed and many have not yet reopened or have opened with severe occupancy restrictions. As of June 30, 2020, CBL had 27 theaters in its portfolio representing approximately 1.3 million square feet and $22 million in gross annual rent.

Traffic Trends Asheville Mall Hamilton Place CoolSprings Galleria Oak Park Mall West County Center Aggregate Sequential Change: June 2020 vs. May 2020 196.8% 59.2% 67.8% 143.2% 335.9% 123.0% July 2020 vs. June 2020 5.8% 0.2% (8.3)% (2.4)% 2.2% (1.2)% August 2020 vs. July 2020 12.3% 14.1% 5.7% 6.2% (3.0)% 6.4% Sept. 2020 vs. August 2020 0.4% (11.4)% 0.5% (2.3)% (11.3)% (10.6)% Year-over-Year Change: June 2020 vs. June 2019 (49.6)% (36.3)% July 2020 vs. July 2019 (46.9)% (43.9)% August 2020 vs. August 2019 (44.4)% (37.2)% (39.1)% (43.2)% (44.5)% (41.6)% Sept. 2020 vs. Sept. 2019 (30.0)% (35.5)% (35.3)% (41.4)% (43.7)% (37.9)% Traffic information represents period to period change in individual visits for select properties. Prior year period for certain malls only available beginning as of August 2019. Traffic trends shown may not be indicative of trends in broader CBL portfolio.

Sales While traffic and sales remain depressed compared with prior periods, retailers are reporting higher conversion rates as shoppers become more deliberate in their visits. The majority of retailers re-opened during the third quarter; however, sales results continue to be difficult to parse with varying levels of occupancy and operating restrictions continuing across the country. Sales in border markets have been hit significantly with the Mexico/US border remaining closed until at least October 21st. Athletic footwear retailers performed well during the third quarter. Several posted increased sales over the prior year, which was attributed to new shoe releases.

Privileged and Confidential
Provided Pursuant to the Confidentiality Agreement

Leasing Update – New Deals/Openings

TREK
CoolSprings Galleria - OFS

Party Fowl
CoolSprings Galleria
Hamilton Place - OFS

West County Center

OVERTIME BY DICK'S SPORTING GOODS
Annex at Monroeville Mall

Lovisa
CoolSprings Galleria - OFS
West County Center

D1 TRAINING
West Towne Mall - OFS

ROSE & REMINGTON
Fayette Mall

hollie ray boutique
CoolSprings Galleria

Deals shown are executed or open unless listed as out for signature (OFS). There is no guarantee that OFS deals will be completed.

CBL 12

Leasing Update – New Multi-Location Deals/Openings 17 Locations 13 Locations 6 Locations ~20 Pop-Up Seasonal Locations - OFS Multiple Locations - OFS 5 Locations (inc. 1 OFS) Deals shown are executed or open unless listed as out for signature (OFS). There is no guarantee that OFS deals will be completed.

Privileged and Confidential
Provided Pursuant to the Confidentiality Agreement

2020 Redevelopment Projects

Center	Tenants	Opening	CBL's Share of Total Proforma Costs (in millions)	Construction Loan Commitment	'20 Gross Est. Cost incl. loan draws/land value	'20 Net Est. Cost (Cash) [1]
Fremaux Town Center (JV)	Old Navy	Open	$1.8		$1.8	$1.8
Parkdale Mall [2]	Self Storage (50/50 JV)	Open	4.4	$3.3	2.3	-
CherryVale Mall	Tilt (Sears redev)	Open	3.5		0.3	0.3
Dakota Square	Ross (Herberger's redev)	Open	6.4		0.8	0.8
Hamilton Place [3]	DSG, Dave & Busters, Cheesecake (Sears Redev)	Open	38.7		8.5	8.5
Mall del Norte	Main Event (F21 Redev)	Open	10.5		1.3	1.3
The Promenade	Five Below/Carter's	Open	2.8		1.6	1.6
Hamilton Place [4]	Self Storage (60/40 JV)	Open	5.6	4.2	4.2	-
Mayfaire Town Center	First Watch	Open	2.3		1.7	1.7
Coastal Grand [5]	DSG/Golf Galaxy	Open	6.6	4.0	4.3	0.9
Westmoreland	Chipotle (JCP Pad)	Open	1.0		0.8	0.8
Total			$83.6	$11.5	$27.6	$17.7

Costs represent CBL's estimate share of pro forma costs, which are subject to change and revision.
(1) Net Costs exclude loan draws and imputed land value as described in footnotes below.
(2) 2020 costs include $0.9 M imputed value of land contribution with remainder funded through $1.4M loan draw
(3) Costs exclude cost to acquire vacant dept. store
(4) Total cost includes $1.4M imputed value of land contribution. 2020 costs were funded through $4.2M loan draw
(5) 2020 cost partially funded by $3.5M loan draw

CBL®

14

2021 Redevelopment Projects Center Tenants Opening CBL’s Share of Total Proforma Cost (in millions) Construction Loan Commitment ‘20 Gross Est. Cost incl. loan draws/land value ‘20 Net Est. Cost (Cash) (1) ‘21 Gross Est. Cost incl. loan draws ‘21 Net Est. Cost (Cash) (1) Cross Creek Mall (2) Restaurants, Rooms to Go Q3 2021 $14 $4.9 $4.9 $7.5 $7.5 Meridian Mall Huntington Bank (pad) Q2 2021 1.0 0.5 0.5 0.5 0.5 Parkdale Crossing Spectrum, shops Q3 2021 1.2 0.1 0.1 1.0 1.0 The Plaza at Fayette Moe’s Grill/BurgerFi Q1 2021 3.5 1.4 1.4 1.7 1.7 Hamilton Place (3) Aloft Hotel (50/50 JV) Q1 2021 12.0 $8.4 9.7 0.8 1.7 - Pearland Town Center HCA Office Building Q1 2021 14.2 5.6 5.6 6.6 6.6 Total $45.9 $8.4 $22.2 $13.3 $19.0 $17.3 Costs represent CBL’s estimate share of pro forma costs, which are subject to change and revision. Net Costs exclude loan draws and imputed land value as described in footnote below. Costs exclude cost to acquire former department store building. 2020 cost includes $2.2M imputed value for land contribution and is partially funded by $6.7M loan draw. 2021 costs funded by $1.7M loan draw.

Business Plan

Privileged and Confidential
Provided Pursuant to the Confidentiality Agreement

Situational Overview
Business Plan Highlights

BUSINESS HIGHLIGHTS

BRG and the Company prepared a go-forward business plan for the remainder of FY'20 through FY'21

- Projections prepared based on performance adjusted for CV19 and current tenant negotiations
- Business plan was prepared at the unit level

Forecast Presentation Format (Basis of Presentation)

- The Company's effective share of consolidated properties is approx. 98% after excluding minority interest
- The Company's effective share of Unconsolidated JV's is approx. 55%. These properties include but are not limited to Coolsprings Galleria, Friendly Center, and others
- Six lender properties (Ashville, Burnsville Center, Eastgate, Hickory Point, Greenbrier, Park Plaza) are excluded from go forward projections (approx. $33M in NOI and $325M in debt)

BASIS OF PRESENTATION

CBL Consol.	CBL Consolidated properties
CBL Uncon.	CBL Unconsolidated properties
JV Property Exclusion	Removal of non-CBL interest in Consolidated JV's (2%) and Unconsolidated JV's (45%)
Lender Properties	Removal of six (6) properties that are assumed by the existing lenders
CBL Share	***Basis of presentation*** *Unless otherwise stated*

KEY ASSUMPTIONS

Item	Timing
Petition Date	October
Debt amortization ($49M per year for Bank Term Loan)	2021
Revenue Reserve Adjustment of $35M	2021
Equitization of SUN[1] with $500M in takeback notes (10% coupon)	December

KEY METRICS ($ in M)

	FY 19	FY 20	FY 21
Revenue	861	650	672
Mcash NOI	594	422	436
FFO (As Adjusted)	271	176	217
Same Center NOI	562	406	436

1. Senior Unsecured Notes

CBL®

17

Privileged and Confidential
Provided Pursuant to the Confidentiality Agreement

Executive Summary

Projected Modified Cash NOI[1] and FFO (As Adjusted) FY19 – FY21

KEY OBSERVATIONS

CBL has forecasted 2020 through 2021 based on

- Lease renewal rates, and
- Impact of CV19 for the remainder of 2020 and 2021

In addition to the above, forecast was driven by:

- Occupancy targets,
- Average base rent,
- Spread assumptions regarding lease up, renewals and co-tenancy
- Impact of CV19 and potential issues around certain anchor closings and tenants filing Chapter 11

Revenue: is forecasted to decline from $861M in FY19 to $650M in FY20 or a decrease of ~$211M. This reduction is primarily attributed to the closure of malls for over 3 months, recent retail bankruptcies and lower renewal rates. Majority of these changes can be attributed to the CV19 pandemic

Modified Cash NOI: is forecasted to decline from $594M in FY19 to $422M predominately driven by the reductions in revenue offset by reductions in expenses and tenant negotiations

Funds From Operations (FFO) (As Adjusted): are forecasted to decline from $271M in FY19 to $176M in FY20 primarily due to the reductions in revenue offset by Corporate reductions and modest reductions in interest expense

CBL SHARE – PROJECTED MODIFIED CASH NOI AND FFO (As Adj.)

Projected MCSH NOI / FFO (As Adj.) Summary - CBL Share ($ in Millions)	FY 19 Act.	FY 20 Fcst	FY 21 Fcst
1.) Rental Revenue	981	743	781
2.) Management, development and leasing fees	9	10	6
3.) JV Share Revenue	(130)	(104)	(114)
4.) **CBL Share Revenue**	861	650	672
5.) Operating Expenses (Excluding G&A)	(298)	(252)	(269)
6.) JV Share Expense	41	35	38
7.) **CBL Share OPEX (Exc G&A)**	(257)	(217)	(231)
8.) **Subtotal**	604	432	442
9.) Management, development and leasing fees	(9)	(10)	(6)
10.) **Projected MCash NOI (At CBL Ownership)**	594	422	436
FFO Adjustments			
11.) General and Administrative	(64)	(51)	(59)
12.) Preferred Dividends	(41)	-	-
13.) Management, development and leasing fees	9	10	6
14.) Interest Expense	(262)	(234)	(192)
15.) JV Share - Interest Expense	35	28	27
16.) **Total FFO Adjustments**	(323)	(246)	(219)
17.) **FFO (As Adjusted)**	271	176	217

1. Modified Cash NOI excludes straight line rents, above / below market lease rates, landlord inducements and lease buyouts and management fees

CBL

18

Executive Summary Income Statement – CBL Share (Dollars in Millions) 1 Other income for 2020 & 2021 includes gain on extinguishment of debt for properties being returned to the lender and restructuring of proposed debt

Executive Summary Statement of Cash Flows – CBL Share (Dollars in Millions) Includes impact of extinguishment of debt for properties being returned to the lender and restructuring of proposed debt 1 1 1

SUPPLEMENTAL INFORMATION Capital Expenditures By Year – Dollars in Millions (CBL Share) CAPITAL EXPENDITURES BY TYPE1 CAPITAL EXPENDITURES CapEx spend is net of construction loans and contributed land: Cash Basis

Liquidity Update

Cash Forecast Cash balance (excludes ~$150mm in cash held in U.S. Treasuries )1 is forecasted to decline by ($14.7mm) during the 13-week period ended 1/02/21 Includes CBL Properties accounts at CBL ownership % and excludes cash trapped properties